UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2021

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

001-39801	Delaware	52-2154066
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Powell Street, Suite 310, Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0075 par value per share	XOMA	The Nasdaq Global Market
8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share	XOMAP	The Nasdaq Global Market
Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share)	XOMAO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 6, 2021, the Board of Directors (the “Board”) of XOMA Corporation (the “Company” or “XOMA”) increased the size of the Board from seven to eight directors and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Heather Franklin, Chief Executive Officer of Blaze Bioscience, Inc. to the Board, effective August 6, 2021.

Ms. Franklin will be compensated for her service on the Board in accordance with the Company’s Director Compensation Policy, as currently in effect. In connection with her election to the Board, Ms. Franklin was granted a non-statutory stock option to purchase 13,136 shares of the Company’s Common Stock (the “Initial Grant”) under the Company’s Amended and Restated 2010 Long Term Incentive and Stock Award Plan (the “Plan”), with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. The shares subject to the Initial Grant will vest in equal monthly installments measured from the date of grant over the period of three years, such that the Initial Grant will be fully vested on the three-year anniversary of the date of grant, subject to Ms. Franklin’s continued status as an Eligible Person (as defined in the Plan). In connection with her election to the Board, Ms. Franklin was also granted a non-statutory stock option to purchase 4,146 shares of the Company’s Common Stock (the “Pro-rated Annual Grant”) under the Plan, with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. The shares subject to the Pro-rated Annual Grant will vest in equal monthly installments measured from the date of grant through the earlier of May 19, 2022 and the Company’s 2022 Annual Meeting of Stockholders, subject to Ms. Franklin’s continued status as an Eligible Person.

As a non-employee director, Ms. Franklin will also be entitled to receive the Company’s standard cash compensation paid to the Company’s non-employee directors as described under “Director Compensation” in the Proxy Statement filed by the Company with the Securities and Exchange Commission on April 8, 2021.

In connection with her appointment, it is anticipated that Ms. Franklin will enter into an indemnification agreement with the Company substantially in the form of the Amended and Restated Indemnification Agreement for Non-employee Directors previously approved by the Board, which was filed as Exhibit 10.56 to the Company’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2020 filed with the SEC on March 10, 2021, and is incorporated by reference herein.

Ms. Franklin was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Ms. Franklin has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: August 10, 2021	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer